As filed with the Securities and Exchange Commission on November 18, 2002
                                                     REGISTRATION NO. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MDU RESOURCES GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                  41-0423660
     (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

                               SCHUCHART BUILDING
                      918 EAST DIVIDE AVENUE, P.O. BOX 5650
                        BISMARCK, NORTH DAKOTA 58506-5650
                                 (701) 222-7900
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

           MARTIN A. WHITE                           WARREN L. ROBINSON               THOMAS J. IGOE, JR., ESQ.
President and Chief Executive Officer     Executive Vice President, Treasurer and      Thelen Reid & Priest LLP
      MDU Resources Group, Inc.                   Chief Financial Officer                  875 Third Avenue
         Schuchart Building                      MDU Resources Group, Inc.            New York, New York 10022
918 East Divide Avenue, P.O. Box 5650                Schuchart Building                     (212) 603-2000
  Bismarck, North Dakota 58506-5650        918 East Divide Avenue, P.O. Box 5650
           (701) 222-7900                 Bismarck, North Dakota 58506-5650
                                                          (701) 222-7900
                                 (NAMES, ADDRESSES AND TELEPHONE NUMBERS OF AGENTS FOR SERVICE)

                                ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| No. 333-49472

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | | _____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                                       CALCULATION OF REGISTRATION FEE
==============================================================================================================
    TITLE OF EACH CLASS OF            AMOUNT TO       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
  SECURITIES TO BE REGISTERED       BE REGISTERED      OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
                                                          PER UNIT              PRICE                FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value       400,363 shares        $23.42(1)         $9,376,501.46(1)       $862.64
Preference Share Purchase Rights    400,363 rights           --                   --                 --(2)
--------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices of MDU Resources' Common Stock as reported on the New York Stock Exchange composite tape on November 13, 2002.

(2) Since no separate consideration is paid for the Preference Share Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Preference Share Purchase Rights, if any, is reflected in the market price of the Common Stock.

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


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This registration statement is being filed with respect to the registration of additional shares of common stock of MDU Resources Group, Inc. and the Preference Share Purchase Rights appurtenant thereto, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pursuant to General Instruction IV to Form S-3. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the registration statement of MDU Resources Group, Inc. on Form S-3 (Reg. No. 333-49472) filed with the Securities and Exchange Commission on November 7, 2000.

     ITEM 16.  EXHIBITS.*

     Exhibit
     No.          Description
     -------      -----------

     5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to MDU Resources Group, Inc.

     5(b) Opinion of Thelen Reid & Priest LLP, counsel to MDU Resources Group, Inc.

     23 The consents of Lester H. Loble, II, Esq. and Thelen Reid & Priest LLP are contained in their opinions filed as Exhibit 5(a) and Exhibit 5(b), respectively, to this Registration Statement.

     24 Power of Attorney is contained on the first of two signature pages of this Registration Statement.

----------

* Requirement to file consent of Arthur Andersen LLP, former independent public accountants to MDU Resources Group, Inc., dispensed with pursuant to Rule 437a under the Securities Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 18th day of November, 2002.

                                           MDU RESOURCES GROUP, INC.

                                           By: /s/ Martin A. White
                                               --------------------------------
                                               Martin A. White
                                               Chairman of the Board, President
                                               and Chief Executive Officer

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                          Title                     Date
        ---------                          -----                     ----

  /s/ Martin A. White             Chief Executive Officer     November 18, 2002
-----------------------------     and Director
Martin A. White
(Chairman of the Board,
President and
Chief Executive Officer)


  /s/ Warren L. Robinson          Chief Financial Officer     November 18, 2002
-----------------------------
Warren L. Robinson
(Executive Vice President,
Treasurer and
Chief Financial Officer)


  /s/ Vernon A. Raile             Chief Accounting Officer    November 18, 2002
-----------------------------
Vernon A. Raile
(Vice President, Controller
and Chief Accounting Officer)


  /s/ Harry J. Pearce             Lead Director               November 18, 2002
-----------------------------
Harry J. Pearce

        Signature                          Title                     Date
        ---------                          -----                     ----

  /s/ Bruce R. Albertson          Director                    November 18, 2002
-----------------------------
Bruce R. Albertson


  /s/ Thomas Everist              Director                    November 18, 2002
-----------------------------
Thomas Everist


  /s/ Dennis W. Johnson           Director                    November 18, 2002
-----------------------------
Dennis W. Johnson


  /s/ Robert L. Nance             Director                    November 18, 2002
-----------------------------
Robert L. Nance


  /s/ John L. Olson               Director                    November 18, 2002
-----------------------------
John L. Olson


  /s/ Homer A. Scott, Jr.         Director                    November 18, 2002
-----------------------------
Homer A. Scott, Jr.


  /s/ Joseph T. Simmons           Director                    November 18, 2002
-----------------------------
Joseph T. Simmons


  /s/ Sister Tomas Welder         Director                    November 18, 2002
-----------------------------
Sister Thomas Welder

                                 EXHIBIT INDEX*

     Exhibit No.

        5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to MDU Resources.

        5(b)      Opinion of Thelen Reid & Priest LLP, counsel to MDU Resources.

        23        The consents of Lester H. Loble, II, Esq. and Thelen Reid
                  & Priest LLP are contained in their opinions filed as Exhibit 5(a) and Exhibit 5(b), respectively, to this Registration Statement.

        24 Power of Attorney is contained on the first of two signature pages of this Registration Statement.

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*   Requirement to file consent of Arthur Andersen LLP, former independent public accountants to MDU Resources Group, Inc., dispensed with pursuant to Rule 437a under the Securities Act.